MODIFICATION AGREEMENT TO
 PROMISSORY NOTES

This MODIFICATION AGREEMENT is made as of December 31, 2010 between Infinite Group, Inc., a Delaware corporation with offices at 60 Office Park Way, Pittsford, NY 14534 (“Borrower”) Carle C. Conway and , an individual residing at 1305 E. via Entrada, Tucson, AZ 85718 (“Lender”).

WHEREAS, Lender is the holder of three (3) Promissory Notes issued by the Borrower to the Lender, as described in more detail in the attached Schedule A (collectively, the Notes); and

WHEREAS, the parties desire to modify the terms and conditions of the Promissory Notes as follows:

NOW, THEREFORE, the parties agree as follows:

1)	The Notes and each of them are modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2013.

2)	Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

/s/ James Villa
By: James Villa, President

/s/ Carle C. Conway
Carle C. Conway

PROMISSORY NOTES OF INFINITE GROUP, INC.
  IN FAVOR OF CARLE C. CONWAY

Holder	Principal Amt	Date

Carle C. Conway	$150,000	8/13/03
Carle C. Conway	$50,000	1/16/04
Carle C. Conway	$65,000	3/11/04